                                  EXHIBIT 12.1

                       APPLE SOUTH, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                              YEARS ENDED DECEMBER

                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                                                                                               QUARTER
                                                                                                               ENDED,
                                                                                                             -----------
                                                                                                              MARCH 31,
                                                        1992       1993       1994       1995       1996        1996
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Earnings:
  Earnings before income taxes......................      9,887     19,193     29,960     34,429     18,224      (8,587)
Amortization of capitalized interest................         39         49         72        115        181          36
Interest expense (a)................................      2,193      2,205      3,184      6,284     11,572       1,978
Interest portion of rent expense (b)................      2,518      2,969      3,413      4,486      5,136       1,295
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Earnings available for fixed charges................     14,637     24,416     36,629     45,314     35,113      (5,278)
                                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
Interest expense (a)................................      2,193      2,205      3,184      6,284     11,572       1,978
Capitalized interest................................        185        218        673      1,074      1,572          97
Interest portion of rent expense (b)................      2,518      2,969      3,413      4,486      5,136       1,295
                                                      ---------  ---------  ---------  ---------  ---------  -----------
  Total fixed charges...............................      4,896      5,392      7,270     11,844     18,280       3,370
                                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Ratio of Earnings to Fixed Charges..................       2.99       4.53       5.04       3.83       1.92       (1.57)
                                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                      ---------  ---------  ---------  ---------  ---------  -----------


                                                       MARCH 30,
                                                         1997
                                                      -----------
Earnings:
  Earnings before income taxes......................      11,343
Amortization of capitalized interest................          59
Interest expense (a)................................       4,345
Interest portion of rent expense (b)................       1,611
                                                      -----------
Earnings available for fixed charges................      17,358
                                                      -----------
                                                      -----------
Fixed Charges:
Interest expense (a)................................       4,345
Capitalized interest................................         549
Interest portion of rent expense (b)................       1,611
                                                      -----------
  Total fixed charges...............................       6,505
                                                      -----------
                                                      -----------
Ratio of Earnings to Fixed Charges..................        2.67
                                                      -----------
                                                      -----------

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(a) Includes proportionate share of interest expense for a fifty-percent owned subsidiary.

(b) One-third of total rental expense is the portion deemed representative of the interest factor.